Second Quarter 2022 Earnings Release Conference Call
August 3, 2022
Jon Paterson – Terex Corporation – Vice President, Treasurer

Good morning and welcome to the Terex second quarter 2022 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation which reflects our safe harbor statement. Today's conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company's operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Jon, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I would like to begin by thanking all Terex team members for their efforts in this challenging global operating environment with inflationary pressures, production disruptions and COVID impacts. Terex team members have worked diligently to improve our performance for our customers, dealers and shareholders. We are proud of all Terex team members who are keeping themselves and others safe. I would like to thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by Think Safe, Work Safe, Home Safe.

Please turn to slide 4 to review our strong financial results. The team delivered solid financial performance for the quarter, which Julie will cover later in her remarks. As a result of our resilient team members’ strong execution in the first half of the year and our strong backlog, we are raising full year earnings per share (“EPS”) outlook to $3.80 to $4.20.

Please turn to slide 5. Terex participates in attractive end markets that are supported by favorable trends and we have strong brands and the capacity to support long-term growth. Our Materials Processing (“MP”) segment is a diversified and consistent high performing portfolio of businesses. MP’s brands have leading market positions with excellent end market, product and geographic diversification. Importantly, these businesses are less cyclical in nature. The overall business continues to benefit from strong equipment utilization rates and dealers looking to replenish their inventory and rental fleets. MP’s global demand remains strong, demonstrated by backlog of $1.1 billion, up 32% year-over-year, with an additional $100 million scheduled to be delivered beyond 12 months. Environmental and recycling solutions are driving demand for our Ecotec and CBI products. The MP team has taken existing product designs and modified them to service the fast growing environmental and waste recycling markets. The Powerscreen and Finlay brands are benefiting from strong global aggregate demand. We have leading market positions with our mobile crushing and screening products and anticipate tailwinds from increased spending on global infrastructure investments. MP’s end market diversification is a strength. Markets are growing and provide strong demand for our leading MP brands. Aerial Work Platforms’ (“AWP”) end markets are also strong, demonstrated by a record backlog of $2.3 billion, up 62% year-over-year. An additional $500 million of backlog with delivery scheduled beyond 12 months demonstrates a healthy customer environment as fleets age and customers have strong utilization rates. Globally, increased adoption of aerial work platforms continues to improve labor efficiency and jobsite safety. Construction, infrastructure and industrial applications are driving demand for Genie solutions. Applications for Genie products include data centers, warehouses and manufacturing facilities. Our Utilities business will benefit from electric grid multi-year infrastructure spending ramping up in 2023. The business has robust demand as customers look to reserve production slots.

Please turn to slide 6. Consolidated Q2 bookings of $1 billion were the second highest in recent history as customer demand remained very strong. Elevated customer fleet ages and historic low dealer inventory levels continue to support robust demand. Utilities bookings remain very strong. Overall, our future outlook is supported by a strong backlog position that is up 70% versus the prior year when including orders that are scheduled to be delivered beyond 12 months.

Turning to slide 7 for an update on our strategic operational priorities. Our Execute, Innovate and Grow strategy will continue to strengthen our operations and allow the Company to capitalize on strong demand in our end markets. Company-wide investments in new product development and continued deployment of digital customer and dealer solutions will help to deliver long-term growth. In the coming slides I will highlight two examples of purposeful innovation in our MP and Utilities businesses. We continue to be active in the M&A growth element of our strategy. The strength of construction and infrastructure spending supports our Advance Mixer and Bid-Well concrete products. This week we announced the acquisition of ProAll, which expands our concrete product offering in the MP segment. ProAll is an industry leader in the mobile volumetric concrete mixers that make concrete to specification on site as an alternative to central batching. Genie recently made an investment in Acculon Energy, an engineering and connectivity company focused on battery technology and electrification. Today 30% of Genie’s booms and 66% of our scissors have electric options. By partnering with Acculon, Genie is reinforcing its leadership role by accelerating the industry’s move toward electrification through the delivery of next-generation battery technology. This acquisition and investment demonstrates our commitment to executing attractive growth priorities that support our strategy.

Turning to slide 8, Terex Washing Systems is a growing piece of the MP portfolio that delivers complete end-to-end solutions that integrate our crushing, screening and washing products. Wash recycling is the process of producing recycled sand and aggregates from various waste streams that would have traditionally gone to landfill. This application in Switzerland converts construction and demolition waste into two sands and three aggregate products for use in the production of asphalt. All of this is completed while recycling up to 95% of the water for reuse.

Turning to slide 9, an important part of Terex’s organic growth is sustained investment in new product innovation. Our Utilities team has led the market delivering the first ever all-electric bucket truck on a class 6/7 medium duty chassis. This solution combines Viatec Smart PTO technology, a Terex investment made in February of 2022, with Navistar International’s electric chassis. This product is responsive to electric utilities sustainability goals by eliminating engine emissions and has created strong customer demand.

Please turn to slide 10. Our Environmental, Social and Governance (“ESG”) programs deliver stakeholder value. We continue to progress on our ESG journey with leadership from our Board of Directors and Executive Leadership Team. During each quarterly investor call, we will feature one of the pillars of our ESG strategy. This quarter, we are highlighting governance. We are proud of the in-depth global experience and diversity of our Board. Our engaged Board of Directors sets the tone at the top and oversees ESG, including risks, opportunities, and our Company’s strategy. Our reputation is among our most important assets and every Terex team member is a guardian of our Company’s reputation. We protect our reputation by making decisions and taking actions that align with our Terex Way Values, guided by the framework outlined in our Code of Ethics and Conduct. Responsible, ethical leadership is in our DNA and part of our Terex Way Values.

Please turn to slide 11. Geopolitical issues continue to cause disruption and significant cost increases. Although these headwinds have constrained our growth, we are aggressively managing these challenges. In the quarter, China COVID policies caused temporary shutdowns and significant disruption to our Changzhou and Jiading facilities. These policies also impacted many of our China based suppliers, further increasing disruption in our global supply chain and logistics. The team is successfully battling headwinds every day by: mitigating cost pressures and minimizing production disruption by engaging with suppliers and expanding our supply base; redesigning components to maximize availability of critical inputs to improve production; providing transparent communication of delivery and cost to our customers; and, implementing price increases in response to inflationary cost pressures. To recognize and thank our team members for all their contributions, we recently announced an off-cycle global compensation increase. In this dynamic environment, our team members are demonstrating resiliency and flexibility to increase production deliveries for our customers to overcome these global challenges. And with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning everyone. Let’s take a look at our second quarter financial performance found on slide 12. We demonstrated solid execution in a dynamic environment including significant supply chain challenges and continued inflation, with reported sales of $1.1 billion, up 4% year-over-year, primarily due to increased price. Foreign currency translation negatively impacted sales by $51 million, or approximately 5% in the quarter, as the Euro and British pound weakened against the dollar. Gross margins declined by 250 basis points in the quarter as pricing actions partially offset cost increases. The year-over-year gross margin decline was in our AWP business, however, margins in this business did improve sequentially. MP was able to effectively overcome cost increases with pricing actions. Although the inflationary environment continued, SG&A was flat with the prior year. SG&A percent of sales of 10.1% decreased by 40 basis points from the prior year, as business investment was offset by continued strict expense management and favorable foreign exchange translation. Operating margin of 9.6% was down 220 basis points compared to the prior year and up 220 basis points sequentially from increased pricing and disciplined cost control. We are pleased with achieving a 39% incremental margin improvement from the first quarter. Although price cost dynamics have improved sequentially from the first quarter, operating profit in the second quarter of $104 million decreased $19 million from the prior year, as price realization was offset by continued cost increases, manufacturing inefficiencies caused by supply chain disruption and the negative impact of changes in foreign exchange rates. Current quarter operating profit includes $1 million of charges in Corporate and other associated with a litigation settlement on a former product line. Interest and other expense was approximately $21 million lower than Q2 of 2021, as we recorded a $26 million loss on early extinguishment of debt related to refinancing a significant portion of our capital structure and prepayment of term loans in the prior year. We also had an unfavorable year-over-year foreign exchange variance of $4 million. The second quarter global effective tax rate was approximately 17%. The slightly higher tax rate is primarily due to lower favorable discrete benefit in the current quarter, largely offset by reduced tax on the geographic distribution of income. Second quarter EPS of $1.07 increased $0.05 over last year and reflects an unfavorable EPS impact of $0.09 from foreign exchange translation. Also, in the prior year we had $0.26 of unfavorable financial callouts, primarily in connection with the refinancing of a significant portion of the capital structure. Our return on invested capital remains strong at 17.3% as we continue to invest in the business and return cash to shareholders through share repurchases and dividends. Free cash flow for the quarter of $44 million was consistent with our expectations for the second quarter. I will discuss free cash flow in more detail later in my prepared remarks.

Let’s look at our segment results, starting with our MP segment found on slide 13. MP had an excellent quarter with sales of $481 million, up 9% compared to the second quarter of 2021, with growth across all product lines. On a foreign exchange neutral basis, sales were up 16%. The business ended the quarter with a backlog of $1.1 billion, up 32% from a year ago. The strong backlog supports our sales outlook and is approximately three times historical norms. We also have $100 million of addition backlog delivered beyond 12 months. In these challenging markets, MP increased their operating profit to 16.5% and increased their margins 230 bps from the first quarter. MP has been able to demonstrate strong performance, even in this inflationary environment, with approximately 20% incremental margins on a reported and operational basis excluding FX. The team continues their excellent operational execution.

On slide 14, see our AWP segment financial results. AWP sales of $598 million were slightly higher compared to the prior year, increasing 4% on a FX neutral basis. Backlog at quarter-end was a record $2.3 billion, up 62% from the prior year. Both Genie and Utilities have taken multiple price actions over the course of 2021 and 2022 to address inflationary cost pressures. In addition, both businesses have been battling parts shortages constraining their growth. AWP delivered operating margins of 7.7% in the quarter, down from last year by 330 basis points, but up sequentially from the first quarter of 2022 by 180 basis points. This sequential improvement was the result of strong execution on strict expense management and disciplined pricing actions.

Please see slide 15 for an overview of our Disciplined Capital Allocation Strategy. Free cash flow for the quarter was $44 million and consistent with our expectations. Free cash flow includes $38 million of IRS refunds, but was negatively impacted by $63 million of hospital inventory, as well as unfavorable foreign exchange. Now let me detail some usage of our cash in the quarter. We continued to reinvest in our business with capital expenditures, acquisitions and technology investments of $32 million. A large portion of our capital expenditures is related to our Monterrey, Mexico facility which remains on schedule. In addition, we prepaid $23 million of our term loan, reducing the outstanding balance to $55 million. Returning cash to shareholders is an important element of our disciplined capital allocation strategy. The Company continued its quarterly dividend per share of $0.13, an 8.3% increase over the prior year. We also repurchased $61 million of shares in the quarter, as we believe that Terex shares are an attractive investment. We have $61 million remaining on our share repurchase program. The Company’s strong balance sheet has allowed us to return approximately $100 million of cash to shareholders year to date.

The Company has significantly de-levered over the past four years and strengthened its balance sheet. Outstanding gross debt has been reduced by $524 million since the second quarter of 2019, a 39% decrease, and $66 million since the second quarter of 2021, or a 7% decrease. We have no near-term maturities until 2024 and 72% of our debt is at a fixed rate of 5% until the end of the decade. Our net leverage remains low at 1.56 times, which is well below our 2.5 times target through the cycle. We have ample liquidity of $678 million. The Company is in an excellent position to run and grow the business.

Now turning to slide 16 and our full-year outlook. Thanks to the strong execution of our team members and our robust backlog, we are raising our 2022 outlook that we shared with you in February and April. We expect EPS of $3.80 to $4.20 on sales of $4.1 to $4.3 billion. This outlook incorporates an additional unfavorable $0.25 cents per share due to foreign exchange from our initial outlook. Supply chain challenges, inflation pressures, geopolitical uncertainty and highly restrictive China COVID policies continue, but the team has successfully navigated these challenges for the first half of 2022 and we expect continued improvement in price cost dynamics throughout the year. Our strong backlog supports our sales outlook, which in total remains unchanged and reflects the ongoing dialogue with our suppliers. Sales are not a function of demand, but rather the ability of the supply chain to deliver components. We have the internal capacity to produce more, which we have demonstrated in the past. For the full year, our sales growth is based on improved price execution of approximately 9%, volume growth of 6%, partially offset by unfavorable FX of 6%. SG&A cost management has been excellent, and we have reduced our full year outlook to 10.6% of sales. Interest and other expense increased $5 million on higher interest rates and unfavorable FX. Our global effective tax rate for the year has been reduced to 20% based on a more favorable full year geographic mix. We estimate a share count of approximately 70 million based on repurchase activities in the current year. We continue to expect sequential free cash flow improvement in the second half, but have lowered our full-year outlook to $150 to $200 million as a result of negative foreign exchange. Corporate and other loss has been increased to $80 million. Operating expenses are in line with our initial outlook; however, results have been adversely impacted by unfavorable foreign exchange and $7 million of year-to-date financial callouts associated with restructuring, severance and litigation/settlement expenses on former product lines. We expect our incremental margins in the second half to be above our 25% target.

Turning to the segment outlook, based upon MP’s successful mitigation of persistent input costs, supply chain challenges and first half performance, we are increasing the operating margin range to 14.8% to 15.3%, with relatively balanced margins throughout the second half of 2022. For AWP, supply chain challenges continue to be more disruptive in this segment with the majority of our total hospital inventory. The segment has been performing well and we expect sequential quarterly margin improvement to continue through the balance of 2022. Therefore, we have increased the bottom end of the margin range to 8.0% and maintain the top end of 8.5%. We are extremely pleased to be in the position to raise our EPS outlook to $3.80 to $4.20. And, with that, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks, Julie. Turning to slide 17 to conclude my prepared remarks. Terex is well positioned and has the strong foundation to deliver long-term value for all stakeholders because: we have great businesses, strong brands and strong market positions upon which we can grow the Company; we will continue to invest in new products and manufacturing capacity, along with strategic, inorganic growth; we’ll continue to execute our disciplined capital allocation strategy; and, we have demonstrated resiliency and adaptability in an increasingly challenging environment. I am confident this will result in Terex being an even stronger company. And with that, let me turn it back to Jon.

Jon Paterson – Terex Corporation – Vice President, Treasurer

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.

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